UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 21, 2004

Date of Report (Date of earliest event reported)

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1720
150 South Fifth Street
Minneapolis, MN 55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

MAIR Holdings, Inc. (the “Company”) is pleased to announce that it has entered into a new four-year Management Compensation Agreement with Paul F. Foley, the Company’s President and Chief Executive Officer (the “Agreement”).  The Agreement was entered into on October 21, 2004 and provides for the continued employment of Mr. Foley through September 30, 2008.

The Agreement will allow the Company to maintain leadership stability during a period when the Company and its operating subsidiaries will continue to face significant challenges, as they explore long-term growth strategies and negotiate contract extensions with Northwest Airlines, Inc. and the Company’s vendors under uncertain industry conditions.

Under the terms of the Agreement, Mr. Foley will receive an annual base salary of $350,000 and may also receive annual discretionary bonuses up to 100% of his annualized base salary, based upon achievement of personal and Company goals as determined by the Compensation Committee of the Company’s board of directors.  Upon execution of the Agreement, Mr. Foley received a $500,000 one-time bonus.  Subject to certain exceptions articulated in the Agreement, Mr. Foley must repay the Company a specified portion of the one-time bonus if his employment terminates prior to the end of the four-year term of the Agreement.  Mr. Foley is also entitled to a vesting retention bonus, of which $100,000 will be paid upon the second anniversary, $100,000 will be paid upon the third anniversary, and $200,000 will be paid upon the fourth anniversary of the effective date of the Agreement, provided that Mr. Foley remains employed by the Company as of such dates.  Mr. Foley will receive an annual living expense allowance of $75,000 and such fringe benefits as are made available to other senior executives of the Company.

The Company has the right to terminate Mr. Foley’s employment and the Agreement without cause at any time, upon one month’s written notice to Mr. Foley.  The Company may terminate Mr. Foley’s employment and the Agreement for cause without any prior notice.  The Agreement also terminates in the event of Mr. Foley’s death or other inability to carry out his essential job functions.  Mr. Foley has the right to terminate his employment under the Agreement with one month’s written notice to the Company.  Upon any termination or upon expiration of the Agreement, Mr. Foley will continue to be bound by certain confidentiality, non-compete and non-recruitment obligations contained in the Agreement.

The Agreement provides that Mr. Foley will be entitled to severance benefits if the Company terminates his employment without cause, either during or after the term of the Agreement.  The Agreement also provides for severance benefits to Mr. Foley if he resigns his employment with the Company within one year after a change in control of the Company that occurs during the term of the Agreement.

The foregoing description is qualified in its entirety by the provisions of the Agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

Exhibit 10.1	Management Compensation Agreement, executed October 21, 2004, by and between the Company and Paul F. Foley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2004

MAIR HOLDINGS, INC.

By:	/s/ Robert E. Weil
Robert E. Weil
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Management Compensation Agreement, executed October 21, 2004, by and between the Company and Paul F. Foley.